Exhibit 99.1

MAD CATZ® ANNOUNCES EXECUTIVE AND BOARD LEADERSHIP CHANGES

San Diego, CA – February 8, 2016 – Mad Catz Interactive, Inc. (“Mad Catz” or the “Company”) (NYSE MKT/TSX: MCZ), today announced several changes to its executive leadership and Board of Directors, effective immediately.

On February 5, 2016, Mr. Thomas Brown resigned from the Company’s Board of Directors, including from his role as Chairman and from his position as a member of the Board’s Audit Committee. The Company’s Board of Directors has named Mr. John Nyholt as Chairman. Mr. Nyholt has been a director of the Company since October 2013.

In addition, the Company’s Board of Directors accepted the resignation of Mr. Darren Richardson from his position as President and Chief Executive Officer and from his seat as a member of the Company’s Board of Directors. Ms. Karen McGinnis, previously the Company’s Chief Financial Officer, has been named President and Chief Executive Officer of Mad Catz and has been appointed to the Company’s Board of Directors.

Replacing Ms. McGinnis, Mr. David McKeon has been appointed Chief Financial Officer. Mr. McKeon previously served as the Company’s Vice President, Corporate Controller.

Further, Mr. Whitney Peterson has resigned as the Company’s Senior Vice President of Business Affairs, General Counsel and Corporate Secretary. He was replaced as General Counsel and Corporate Secretary by Mr. Tyson Marshall, who previously served as Mad Catz’ Associate General Counsel. The Company also named Mr. Andrew Young to the newly created position of Chief Technology Officer. Mr. Young previously served as Vice President, Product Development at Mad Catz.

Ms. Karen McGinnis, commented, “We recognize the tremendous value that Thomas, Darren and Whitney have brought to Mad Catz during their tenure and thank them for their many contributions throughout the years.”

“Looking ahead, we are confident that we have a talented leadership team in place that will enable us to steer the Company on a steady course in its operations and financial performance as we look to grow our business and reward our shareholders.”

As previously announced, the Company will issue its fiscal 2016 third quarter results following the market close on February 9, 2016, and will host a conference call and simultaneous webcast to discuss the results at 5:00 p.m. ET. The call can be accessed by dialing (212) 231-2927.

About Mad Catz

Mad Catz Interactive, Inc. (“Mad Catz”) (NYSE MKT/TSX: MCZ) is a global provider of innovative interactive entertainment products marketed under its Mad Catz® (gaming), Tritton® (audio), and Saitek® (simulation) brands. Mad Catz products cater to passionate gamers across multiple platforms including in-home gaming consoles, handheld gaming consoles, Windows® PC and Mac® computers, smart phones, tablets and other mobile devices. Mad Catz distributes its products through its online store as well as distribution via many leading retailers around the globe. Headquartered in San Diego, California, Mad Catz maintains offices in Europe and Asia. For additional information about Mad Catz and its products, please visit the Company’s website at www.madcatz.com.

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Safe Harbor

Information in this press release that involves the Company’s expectations business prospects, plans, intentions or strategies regarding its future are forward-looking statements that are not facts and that involve substantial risks and uncertainties. You can identify these statements by the use of words such as “anticipate,” “estimate,” “expect,” “project,” “intend,” “should,” “plan,” “goal,” “believe,” and other words and terms of similar meaning in connection with any discussion of future operating or financial performance. Among the factors that could cause the Company’s actual future results to differ materially from those expressed in the forward-looking statements set forth in this release are the following: continuing demand by consumers for videogames and accessories; continued financial viability of our largest customers; the ability to maintain or renew the Company’s licenses; competitive developments affecting the Company’s current products; first-party price reductions; availability of capital under our credit facilities; the ability to successfully market both new and existing products domestically and internationally; difficulties or delays in manufacturing; unanticipated product delays; or a downturn in the market or industry. A further list and description of these and other factors, risks, uncertainties and other matters can be found in the Company’s most recent annual report, and any subsequent quarterly reports, filed with the U.S. Securities and Exchange Commission and the Canadian Securities Administrators. The forward-looking statements in this release are based upon information available to the Company as of the date of this release, and the Company assumes no obligation to update any such forward-looking statements as a result of new information or future events or developments, except as may be require by applicable law. Forward-looking statements believed to be true when made may ultimately prove to be incorrect. These statements are not guarantees of the future performance of the Company and are subject to risks, uncertainties and other factors, some of which are beyond its control and may cause actual results to differ materially from current expectations.

Contact:
David McKeon	Joseph Jaffoni, Norberto Aja, Jim Leahy
Chief Financial Officer	JCIR
Mad Catz Interactive, Inc.	mcz@jcir.com or (212) 835-8500
dmckeon@madcatz.com or (858) 790-5045

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